As filed with the Securities and Exchange Commission on March 21, 2025

Registration No. 333-278502

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANOFI

(Exact name of Registrant as specified in its charter)

Republic of France	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

46, avenue de la Grande Armée, 75017 Paris, France

(Address of Registrant’s principal executive offices)

ACTION 2024 SHAREHOLDING PLAN

(Full title of the plan)

Debora C. Pellicano

Chief Financial Officer North America & Head of Finance Specialty Care

Sanofi U.S. Services Inc.

450 Water Street

Cambridge, Massachusetts 02141

Tel. No. +1 (908) 981-5000

(Name, address and telephone number of agent for service)

Copies to:

Sami Toutounji, Esq.

Gide Loyrette Nouel LLP

One Rockefeller Plaza Suite 3040,

New York, NY 10020

(212) 403-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-278502 (the “Registration Statement”), is being filed to deregister certain shares of Sanofi (the “Registrant”) Ordinary Shares (the “Shares”) that were registered for issuance pursuant to the Action 2024 Shareholding Plan (the “2024 Plan”). The Registration Statement, which was filed with the Securities and Exchange Commission on April 4, 2024, registered 400,000 Shares issuable pursuant to the 2024 Plan. The Registration Statement is hereby amended to deregister the 145,917 Shares that were previously registered and that remain unissued under the 2024 Plan.

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France on March 20, 2025.

SANOFI

By:	/s/ Roy Papatheodorou
Name:	Roy Papatheodorou
Title:	Executive Vice President, General Counsel

Note: In reliance upon Rule 478 under the U.S. Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1.